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RECORDING REQUESTED BY AND         )
WHEN RECORDED MAIL TO:             )
Bank of America National           )
Trust and Savings Association      )
California Real Estate             )
Specialty Unit No. #16617          )
50 California Street, 12th Floor   )
San Francisco, CA  94111           )
Attn.:  Pam Edwards                )
Loan No. 1777-3029857              )
                                   Space Above for Recorder's Use


                                MODIFICATION AGREEMENT

                                     (SHORT FORM)


     This Modification Agreement ("Agreement") is made as of August 10, 1998, by OAKLEY, INC., a Washington corporation ("Borrower") and Bank of America National Trust and Savings Association, a national banking association ("Bank").

                                  FACTUAL BACKGROUND

     A. Under a loan agreement dated August 7, 1997 (the "Loan Agreement"), Bank agreed to make a standing loan (the "Loan") to Borrower. Capitalized terms used here without definition have the meanings given to them in the Loan Agreement.

     B. The Loan is evidenced by a Note dated August 7, 1997, made payable to Bank in the stated principal amount of $22,780,000.00. The Note is secured by a Deed of Trust dated August 7, 1997, executed by Borrower, as trustor, to Equitable Deed Company, a California corporation, as trustee, for the benefit of Bank, as beneficiary. The Deed of Trust was recorded on August 26, 1997 in the Official Records of Orange County, California as Instrument No. 19970414714. The Deed of Trust encumbers certain Property located in Orange County, California, as more particularly therein described.

     C. As used here, the term "Loan Documents" means the Loan Agreement, the Note, the Deed of Trust, and any other documents executed in connection with the Loan, including those which evidence, guaranty, secure or modify the Loan, as any or all of them may have been amended to date.

     D. Bank and Borrower have agreed to modify the Loan as provided in a long form Modification Agreement (the "Modification Agreement") of the same date as this Agreement. This Agreement and the Modification Agreement are Loan Documents.

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                                      AGREEMENT

     Therefore, Borrower and Bank agree as follows:

     1. The Modification Agreement is incorporated in this Agreement by this reference, the same as though set forth here in full.

     2. The Loan is amended on the terms and subject to the conditions of the Modification Agreement. The maturity date of the Loan is extended from September 1, 2002 to September 1, 2007. All sums owing on the Loan shall be due and payable no later than this extended maturity date.

     3. The Spread as defined in Section 2.A. of the Promissory Note dated August 7, 1997 by and between Bank and Borrower is hereby decreased from 1.15% to 1.00.

     4. The Deed of Trust is modified to secure payment and performance of the Loan as amended to date, in addition to all other "Secured Obligations" as therein defined. The foregoing notwithstanding, certain obligations continue to be excluded from the Secured Obligations, as provided in the Deed of Trust.

     IN WITNESS WHEREOF, Bank and Borrower have executed this Agreement as of the date first above written.

OAKLEY, INC.
a Washington corporation



By:
     ------------------------------------
        Tom George
Its:    Chief Financial Officer



BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION,
a national banking association



By:
     ------------------------------------
Name:
     ------------------------------------
Title:
     ------------------------------------

                        (ALL SIGNATURES MUST BE ACKNOWLEDGED)


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